SPECIAL MEETING OF SHAREHOLDER

                                       OF

               INTERNATIONAL SMALLCAP ACCOUNT, MICROCAP ACCOUNT,
                  MIDCAP GROWTH ACCOUNT, REAL ESTATE ACCOUNT,
                   SMALLCAP ACCOUNT, SMALLCAP GROWTH ACCOUNT,
                  SMALLCAP VALUE ACCOUNT AND UTILITIES ACCOUNT

                                     OF THE

                     PRINCIPAL VARIABLE CONTRACTS FUND, INC.

801 Grand Avenue, Des Moines, Iowa     April 27, 1998                  3:00 p.m.

     A special meeting of the shareholder of International SmallCap Account, MicroCap Account, MidCap Growth Account, Real Estate Account, SmallCap Account, SmallCap Growth Account, SmallCap Value Account and the Utilities Account of the Principal Variable Contracts Fund, Inc. was held at 801 Grand Avenue, Des Moines, Iowa at 3:00 p.m. on April 27, 1998.

     The meeting was called to order by Mr. S. L. Jones, who presided as chairman of the meeting. Ms. K. L. McCartney acted as secretary of the meeting. Also present was A. S. Filean.

     The Secretary reported the only shareholder of each of the International SmallCap Account, MicroCap Account, MidCap Growth Account, Real Estate Account, SmallCap Account, SmallCap Growth Account, SmallCap Value Account and the
Utilities Account of the Corporation was Principal Mutual Life Insurance Company, that all such shares were represented by proxies held by Mr. Filean and that a quorum was present.

     The Chairman directed that the proxies be appended to the minutes of this meeting.

     The Chairman stated it would be in order to consider ratification and approval of the Amendment to the Management Agreement between the Corporation and Principal Management Corporation in the form approved by the Corporation's Board of Directors. A copy of said amendment was presented at the meeting. Thereupon, the following resolution was duly adopted by the vote of all the outstanding shares of Common Stock of the International SmallCap Account, MicroCap Account, MidCap Growth Account, Real Estate Account, SmallCap Account, SmallCap Growth Account, SmallCap Value Account and the Utilities Account of the
Corporation:

          "BE IT RESOLVED, That the First Amendment to the Principal Variable Contracts Fund, Inc. Management Agreement between the Corporation and Principal Management Corporation, which was approved by the Board of Directors, including a majority of the non-interested directors thereof, be, and it hereby is, ratified and approved."

     The Chairman then stated it would be appropriate to consider ratification and approval of the Amendment to the Sub-Advisory Agreement between Principal Management Corporation and Invista Capital Management, Inc. in the form approved by the Corporation's Board of Directors. A copy of such amendment was presented at the meeting. Thereupon, the following resolution was duly adopted by the vote of all the outstanding shares of Common Stock of the International SmallCap Account, SmallCap Account and the Utilities Account of the Corporation:

         "BE IT RESOLVED, That the First Amendment to the Principal Variable Contracts Fund, Inc. Sub- Advisory Agreement between Principal Management Corporation and Invista Capital Management, Inc., which was approved by the Board of Directors, including a majority of the non-interested directors thereof, be, and it hereby is, ratified and approved."

     The Chairman then stated it would be appropriate to consider ratification and approval of the Sub-Advisory Agreement between Principal Management Corporation and Goldman Sachs Asset Management in the form approved by the Corporation's Board of Directors. A copy of such agreement was presented at the meeting. Thereupon, the following resolution was duly adopted by the vote of all the outstanding shares of Common Stock of the MicroCap Account of the
Corporation:

         "BE IT RESOLVED, That the Sub-Advisory Agreement between Principal Management Corporation and Goldman Sachs Asset Management, which was approved by the Board of Directors, including a majority of the non-interested directors thereof, be, and it hereby is, ratified and approved."

     The Chairman then stated it would be appropriate to consider ratification and approval of the Sub-Advisory Agreement between Principal Management Corporation and Dreyfus Corporation in the form approved by the Corporation's Board of Directors. A copy of such agreement was presented at the meeting. Thereupon, the following resolution was duly adopted by the vote of all the outstanding shares of Common Stock of the MidCap Growth Account of the
Corporation:

         "BE IT RESOLVED, That the Sub-Advisory Agreement between Principal Management Corporation and Dreyfus Corporation, which was approved by the Board of Directors, including a majority of the non-interested directors thereof, be, and it hereby is, ratified and approved."

     The Chairman then stated it would be appropriate to consider ratification and approval of the Sub-Advisory Agreement between Principal Management Corporation and Berger Associates, Inc. in the form approved by the Corporation's Board of Directors. A copy of such agreement was presented at the meeting. Thereupon, the following resolution was duly adopted by the vote of all the outstanding shares of Common Stock of the SmallCap Growth Account of the
Corporation:

         "BE IT RESOLVED, That the Sub-Advisory Agreement between Principal Management Corporation and Berger Associates, Inc., which was approved by the Board of Directors, including a majority of the non-interested directors thereof, be, and it hereby is, ratified and approved."

     The Chairman then stated it would be appropriate to consider ratification and approval of the Sub-Advisory Agreement between Principal Management Corporation and J.P. Morgan Investment Management, Inc. in the form approved by the Corporation's Board of Directors. A copy of such agreement was presented at the meeting. Thereupon, the following resolution was duly adopted by the vote of all the outstanding shares of Common Stock of the SmallCap Value Account of the
Corporation:

         "BE IT RESOLVED, That the Sub-Advisory Agreement between Principal Management Corporation and J.P. Morgan Investment Management, Inc., which was approved by the Board of Directors, including a majority of the non-interested directors thereof, be, and it hereby is, ratified and approved."

     The Chairman then stated that the Corporation and the Manager have filed an application with the Securities and Exchange commission seeking an order that would permit the Manager and the Corporation to enter into Sub-Advisory contracts relating to any Account of the Corporation without approval by a majority of the outstanding voting securities of each Account involved, conditioned upon the Corporation furnishing to shareholders of each Account, within 90 days of the employment of a new subadvisor for that Account, or any material change to a Sub-Advisory agreement for that Account, an information statement satisfying various requirements of the Securities Exchange Act. The Chairman further stated that the order granting the requested relief will be subject to a condition requiring that the Corporation not rely on the requested order with respect to a new Account unless the public shareholders of that Account purchase shares on the basis of a prospectus containing certain disclosures and the sole initial shareholder of the Account approves the operation of the Account in the manner described in the application before shares of the Account are offered to the public. Thereupon, the following resolution was duly adopted by the vote of all the outstanding shares of Common Stock of the International SmallCap Account, MicroCap Account, MidCap Growth Account, Real Estate Account, SmallCap Account, SmallCap Growth Account, SmallCap Value Account and the Utilities Account of the Corporation:

         "BE IT RESOLVED, That the operation of the International SmallCap Account, MicroCap Account, MidCap Growth Account, Real Estate Account, SmallCap Account, SmallCap Growth Account, SmallCap Value Account and the Utilities Account of the Corporation in the manner described in the application filed with the Securities and Exchange Commission on January 9, 1998 by the Corporation and Principal Management Corporation is hereby approved."

     There being no further business, the meeting was adjourned.


                                        /s/ K. L. McCartney
                                    --------------------------------
                                    Secretary